Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial:  631-360-9304

Direct Fax:  631-360-9380

brock@bankofsmithtown.net

PRESS RELEASE

Release Date: April 27, 2005

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

FIRST QUARTER EARNINGS

EPS increase 11%

Deposits increase 21%

ROE 23%

Smithtown, NY, April 27, 2005 - Smithtown Bancorp, the parent company of Bank of Smithtown, today announced that the company had earnings for the first quarter of 2005 of $2,348,877, or $.40 per share. These earnings per share reflect an 11.11% increase over the same period last year. During the first quarter of 2004, EPS increased by 9.09% over the first quarter of the prior year. Earnings per share for the last twelve months now stand at $1.73.

Deposits grew at a rapid pace during the first quarter. Deposits increased by more than $107 million, to almost $622 million at quarter-end. This figure represents deposit growth of 20.94% during the first quarter alone. On an annualized basis, this figure would equate to deposit growth of more than 83%.

Commenting upon the Bank’s strong deposit growth, Brad Rock, the company’s Chairman & CEO, said: “Our excellent deposit growth is attributable to the success of our newest branches and several recent promotional campaigns. On the first business day of the quarter, we opened our new branch on Motor Parkway in Hauppauge near the Long Island Expressway. This branch has been remarkably successful. In addition, we started to feel some increased benefit from the branch we opened late last year in Miller Place.”

Assets flew past the $700 million mark, finishing the quarter at $754 million. This figure represents quarterly growth of 11.39%, or annualized growth of more than 45%.

Loans grew by $7.3 million, to $577.4 million at quarter-end. The pace of loan growth for the quarter, however, was considerably slower than the pace of loan growth for prior years. Although the bank continued to close loans at a rapid pace, loan payoffs were unusually high and construction loan drawings were unusually low, therefore reducing net loan growth. The bank closed $65.3 million of loans during the quarter, which is on or ahead of the pace for most quarters during recent years. Nonetheless, $32.8 million of loans were paid off during the quarter. Most payoffs were for interim fundings where the projects were now complete. In addition, due to the unusually cold, snowy and wet weather on Long Island during the first quarter, there was very little outdoor construction activity, resulting in almost no drawings of construction funds during the period.

Mr. Rock said, commenting upon the prospects for loan growth during the balance of the year: “We expect loan closings to continue at their usual strong pace. We expect loan payoffs, however, to be higher than usual during the second quarter and, then, to resume normal levels during the balance of the year. We expect construction loan drawings to increase during the second quarter, and to be strong for the balance of the year. The net result from all of these factors and others is that we presently expect loan growth to be moderate (by our standards) during the second quarter, and to be strong during the third and fourth quarters.”

The company’s return on average equity over the last twelve months was 22.88%. The average return on equity for the 468 banks in the United States with assets between $500 million and $1 billion is 12.46%.

At the start of the second quarter, Bank of Smithtown opened another new branch, its 13th, in Port Washington. The bank also has a branch project currently under construction in Bohemia, near MacArthur Airport. The Bohemia branch is expected to open during the fourth quarter of the year.

Smithtown Bancorp’s stock is traded on NASDAQ under the symbol “SMTB”.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SMITHTOWN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2005	2004
Interest Income
Interest on loans	$9,756	$7,754
Interest on federal funds sold	205	49
Interest and dividends on investment securities:
Taxable:
Obligations of U.S. government	11	—
Obligations of U.S. government agencies	381	154
Mortgage - backed securities	44	86
Other securities	29	79

Subtotal	465	319
Exempt from federal income taxes
Obligations of state & political subdivisions	117	191
Other interest income	10	21

Total interest income	10,553	8,334

Interest Expense
Money market accounts (including savings)	739	610
Time deposits $100,000 and over	592	496
Other time deposits	1,306	884
Other borrowings	755	489

Total interest expense	3,392	2,479

Net interest income	7,161	5,855
Provision for loan losses	140	—

Net interest income after provision for loan losses	7,021	5,855

Other Non - Interest Income
Trust department income	103	110
Service charges on deposit accounts	471	426
Other income	1,417	388
Net gain on sales of investment securities	4	94

Total other non - interest income	1,995	1,018

Other Operating Expenses
Salaries	2,390	1,776
Pension and other employee benefits	609	335
Net occupancy expense of bank premises	779	414
Furniture and equipment expense	435	284
Other operating expense	1,088	721

Total other operating expense	5,301	3,530

Income before income taxes	3,715	3,343
Provision for income taxes	1,366	1,213

Net Income	$2,349	$2,130

Basic and diluted earnings per share	$0.40	$0.36
Cash dividends declared	$0.06	$0.05
Weighted average shares outstanding	5,923,726	5,941,898
Comprehensive income	$1,926	$2,301

SMITHTOWN BANCORP

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	As of March 31,
	2005	2004
Assets
Cash and due from banks	$9,463	$11,793
Federal funds sold	30,974	35,583
Investment securities:
Investment securities held to maturity
Mortgage - backed securities	144	255
Obligations of state and political subdivisions	1,343	1,625

Total investment securities held to maturity (Estimated fair value $1,520 in 2005 and $1,964 in 2004)	1,487	1,880

Investment securities available for sale
Obligations of U.S. government	6,880	—
Obligations of U.S. government agencies	64,547	16,243
Mortgage - backed securities	2,899	7,206
Obligations of state and political subdivisions	12,792	17,418
Other securities	2,992	4,341

Total investment securities available for sale (at estimated fair value)	90,110	45,208

Total investment securities	91,597	47,088

Restricted securities	4,005	2,712

Loans	577,415	493,907
Less: unearned discount	752	43
allowance for loan losses	5,060	4,763

Loans, net	571,603	489,101
Bank premises and equipment	18,065	10,340

Other assets
Cash surrender value - bank owned life insurance	17,099	16,439
Goodwill	389	—
Intangible assets	447	—
Other	10,490	7,569

Total assets	$754,132	$620,625

Liabilities
Deposits:
Demand (non-interest bearing)	$95,740	$85,547
Money market	210,087	172,432
NOW	29,877	42,803
Savings	53,945	50,318
Time	232,340	172,233

Total deposits	621,989	523,333
Dividends payable	355	297
Other borrowings	67,000	42,000
Subordinated debt	11,000	11,000
Other liabilities	5,275	2,984

Total liabilities	705,619	579,614
Stockholders’ Equity
Common Stock - $.01 par value (15,000,000 shares authorized; 7,167,280 shares issued)	72	72
Additional paid in capital	4,408	4,408
Retained earnings	54,474	45,488
Accumulated other comprehensive income	(379)	591

Total	58,575	50,559
Less: treasury stock (1,243,554 and 1,225,382 shares at cost)	10,062	9,548

Total stockholders’ equity	48,513	41,011

Total liabilities and stockholders’ equity	$754,132	$620,625